UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 1, 2005, RITA Medical Systems, Inc., a Delaware corporation (the “Company”), will announce its financial results for the third quarter and nine months ended September 30, 2005. A copy of the Company's press release announcing and commenting upon these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Company uses, and the press release refers to,  non-GAAP measures of revenue for the third quarter ended September 30, 2004 and for the nine month period ended September 30, 2004, and EBITDA for the quarter ended September 30, 2005. The periods ended September 30, 2004 include the revenue of Horizon Medial Products, Inc. for the period from July 1, 2004 through July 28, 2004, and for the period from January 1, 2004 through July 28, 2004, respectively. Horizon’s revenue for these periods is not included in the Company’s GAAP revenue for the third quarter ended September 30, 2004 or for the nine month period ended September 30, 2004, because its merger with Horizon was not completed until July 29, 2004. The Company uses this non-GAAP measure of revenue, and is presenting it in this press release, because management believes it facilitates a more meaningful comparison with revenue for the quarter ended September 30, 2005 and the nine month period ended September 30, 2005. Additionally, the Company uses the metric earnings before interest, taxes, depreciation and amortization (“EBITDA”). This calculation of EBITDA has no basis in GAAP. The Company believes that all of these non-GAAP measures provide useful information to investors, permitting a better evaluation of the Company’s ongoing business performance, including the evaluation of its performance against its competitors in the healthcare industry. A complete reconciliation of the non-GAAP financial measures and EBITDA to the most directly comparable GAAP measures is included in the press release.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release of RITA Medical Systems, Inc. dated November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: November 1, 2005	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated November 1, 2005